UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 30, 2006 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 30, 2006, Kelly Steckelberg assumed the position of Vice President, Finance and Controller of WebEx Communications, Inc. (the “Company”) and concurrently became Principal Accounting Officer of the Company. On the same day, Dean MacIntosh resigned as the Company’s Vice President, Finance and Principal Accounting Officer and has accepted a position as the Company’s Vice President, Human Resources.

From 2000 through October 2005, Ms. Steckelberg held executive positions with Epiphany, Inc., a provider of customer relationship management software. From 2001 to October 2005, Ms. Steckelberg served as Epiphany’s Senior Vice President, Worldwide Finance, and from 2000 to 2001 Ms. Steckelberg served as Vice President, Finance and Operations. Prior to her tenure at Epiphany, Ms. Steckelberg held a variety of finance positions at PeopleSoft, Inc., a provider of enterprise software applications. Ms. Steckelberg’s positions at PeopleSoft included Director, European Finance (1998-2000), Manager, European Finance (1996-1998) and Tax Manager (1995-1996). Ms. Steckelberg, who is 38 years old, holds a B.S. in Accounting and an M.S. in Professional Accounting, each from the University of Texas at Austin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: June 1, 2006	By:	/s/ Subrah S. Iyar
Name: Subrah S. Iyar
Title: President and Chief Executive Officer